UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2008

SUPPORTSOFT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30901 (Commission File No.)	94-3282005 (I.R.S. Employer Identification No.)

1900 Seaport Blvd., Third Floor, Redwood City, CA

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(650) 556-9440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c)  The disclosure in Item 8.01 regarding Mr. Barnum is incorporated herein by reference.

(d)  The disclosure in Item 8.01 regarding Ms. Schaffer is incorporated herein by reference.

(e)  The disclosure in Item 8.01 regarding the Executive Incentive Compensation Plan is incorporated herein by reference.

Item 8.01 Other Events

(a)  Shelly Schaffer will join the Company as our new Chief Financial Officer.  Ms. Schaffer will bring to the Company deep experience as a finance executive, including expertise with both consumer services and enterprise software business models, as well as demonstrated strengths in the areas of business partnering, investor communications, and strategic analysis.  Ms. Schaffer will join SupportSoft on February 29, 2008 as Executive Vice President, Finance and will assume the title of Chief Financial Officer following the filing of our Annual Report on Form 10-K for fiscal 2007.  She will be an Executive Officer of the Company.

Ms. Schaffer, 44, will join SupportSoft from Yahoo! Inc. where she has been Vice President, Corporate Operations Finance.  In this role, she has led the team responsible for global planning, forecasting and analytics, and global finance change management.  From September 2003 to December 2006, Ms. Schaffer served Mercury Interactive in finance roles of increasing responsibility, including Vice President of Strategic Finance and Treasury and Vice President of Financial Planning and Analysis.  Previously, Ms. Schaffer held senior finance roles spanning over a decade with The Coca Cola Company, Nestle Beverage Company, and Cosine Communications.  Ms. Schaffer graduated from the University of South Florida earning an MBA and received a Bachelors of Science in Mathematics and Economics from Florida Southern College.

Ken Owyang, the Company’s current Chief Financial Officer, is leaving the Company to pursue other interests, but will remain with SupportSoft as Chief Financial Officer through the filing of our Annual Report on Form 10-K in order to assist in a smooth transition of responsibilities to Ms. Schaffer.  The Company is deeply grateful to Mr. Owyang for his outstanding service over the last three years.

SupportSoft and Ms. Schaffer entered into an employment offer letter dated as of January 29, 2008, as amended on February 1, 2008, with the following terms:

Salary and Bonus:  Ms. Schaffer will receive an annual base salary of $265,000.Ms. Schaffer will also be eligible for bonus compensation under our Executive Incentive Compensation Plan, described below.  Under this plan, Ms. Schaffer may receive a bonus award of up to 50% of her annual salary, 50% of which will be associated with SupportSoft’s performance against our company plan and the other 50% of which will be based on Ms. Schaffer’s individual objectives.  Ms. Schaffer will also receive a one-time bonus of $115,000 to compensate her for forgone opportunities in her prior position.

Equity Award:  Our Compensation Committee has approved the grant to Ms. Schaffer of an option to purchase 449,000 shares of our common stock, effective on the third business day of March, 2008.    The option would have an exercise price equal to the fair market value of the underlying stock on that date, and would have vesting and other terms in accordance with our standard policies.

Separation Benefits:  In the event that Ms. Schaffer’s employment is involuntarily terminated, she will be entitled to a lump sum payment equal to six months of her base salary plus 50% of her bonus target for that year.  In the event that Ms. Schaffer’s employment is involuntarily terminated following a change in control of SupportSoft, her stock option will accelerate as to 50% of the then-unvested shares.

The foregoing description of Ms. Schaffer’s employment offer letter does not purport to be complete, and is qualified in its entirety by the full text of the employment offer letter, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

(b)  In January 2008 SupportSoft began operating in two business units, the Consumer Solutions Group (composed of operations relating to the consumer initiative we launched in 2007), and the Enterprise Solutions Group (composed of our traditional business).  We will begin segment reporting for these two units in our quarterly report for the first quarter of 2008.  We are organizing the Company in this fashion to ensure that each part of our business is focused, accountable and transparent.

In connection with the move to business units, on January 29, 2008, our Board of Directors made the following appointments:

•                  Mike Sayer, formerly our Senior Vice President, Worldwide Sales, will serve as Executive Vice President, Enterprise Solutions Group,

•                  Richard Mandeberg, formerly our Senior Vice President, Consumer Business Development, will serve as Executive Vice President, Consumer Solutions Group, and

•                  Anthony Rodio, formerly our Senior Vice President, Chief Marketing Officer, will serve as Executive Vice President, Operations, focused on the Consumer Solutions Group.

As the leaders of our two business units, Messrs. Sayer and Mandeberg have been designated Executive Officers of SupportSoft.  Mr. Rodio, also designated an Executive Officer, will lead marketing and call center operations for the Consumer Solutions Group and will also be responsible for hosting services operations company-wide.  Robert Barnum will continue to play a key role in the Company as our Senior Vice President, Global Services but will no longer be an Executive Officer under SEC rules.

(c)  At its January 29, 2008 meeting the Board of Directors also adopted the Executive Incentive Compensation Plan (the “Plan”).  The Plan is designed to further align executive compensation with corporate performance by tying an increased percentage of incentive compensation to financial performance.  Under the Plan, designated employees share in Company achievements based on attainment of pre-established, corporate financial performance and individual performance goals.  Each eligible employee has a target bonus, calculated as a specified percentage of that employee’s annual salary.  The bonus amount will be based upon two components:  (1) the Company’s or the employee’s business unit’s achievement of its financial goals, and (2) the individual employee’s achievement of his or her management by objective (MBO) goals.  The portion of an individual’s overall target bonus attributable to Company or business unit performance will be greater for more senior employees, who have a greater influence on Company results.  Employees are eligible to receive greater than 100% of the company/business unit portion of their target bonus according to a formula for business overachievement.  Any overachievement will be earned only at the close of our fiscal year and will be paid annually.  The foregoing description of the Plan does not purport to be complete, and is qualified in its entirety by the full text of the Plan, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Offer Letter dated as of January 29, 2008, as amended February 1, 2008, between the registrant and Shelly Schaffer
10.2	SupportSoft, Inc. Executive Incentive Compensation Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2008

SUPPORTSOFT, INC.

By:	/s/ Anne-Marie Eileraas
Name:	Anne-Marie Eileraas
Title:	Vice President, General Counsel and Secretary

Exhibit No.	Description
10.1	Employment Offer Letter dated as of January 29, 2008, as amended February 1, 2008, between the registrant and Shelly Schaffer
10.2	SupportSoft, Inc. Executive Incentive Compensation Incentive Plan